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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 2 to Registration Statement No. 33-65267 of Avondale Industries, Inc. on Form S-3 of our report dated January 19, 1996, included in the Annual Report on Form 10-K of Avondale Industries, Inc. for the year ended December 31, 1995, and to the use of our report dated January 19, 1996, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

                                          DELOITTE & TOUCHE LLP

New Orleans, Louisiana

February 6, 1996